UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15061 Springdale, Suite 113, Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(661) 418-7842
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Items 8.01 (2) and 8.01 (3) below.

Item 8.01 Other Events.

(1) On September 10, 2015, the Company’s Board of Directors approved a stock dividend to its common shareholders. The common shareholders shall receive 1 share of the Company’s Series E Preferred Stock for every 10 shares of Common Stock owned. Beginning October 1, 2016, each share of the Series E Preferred Stock may be converted into 10 shares of common stock at the shareholders election. As of September 10, 2015, there were 77,250,000 shares of common stock outstanding. The record date for the dividend is September 21, 2015.

(2) On September 10, 2015, the Company’s Board of Directors and Majority Shareholders approved amendment of the Company’s Articles of Incorporation. The amendment authorized 8,000,000 shares of a new Series E Preferred Stock with the following rights:

(i)	Beginning October 1, 2016, each share of the Series E Preferred Stock may be converted into 10 shares of common stock at the shareholders election.

(ii)	Beginning October 1, 2018, each share of the Series E Preferred Stock may be converted into 10 shares of common stock at the election of Company.

(iii)	The Series E shall have no voting rights and no dividend rights.

(3) The Authorized share was increased to 500,000,000 and a reserve has been established for the conversion of the Series E Preferred Stock.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: September 10, 2015	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO